Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-187222) and on Forms S-8 (Nos. 333-180323, 333-154416, 333-165839, 333-194637 and 333-194638) of AerCap Holdings N.V. of our report dated March 4, 2014 relating to the financial statements of International Lease Finance Corporation, which appears in the Current Report on Form 6-K ofAerCap Holdings, N.V. dated May 14, 2014.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
May 14, 2014